Exhibit 99.1

Barnes & Noble Reports Fiscal 2018 First Quarter Financial Results

First Quarter Operating Results Improve on Expense Reductions

NEW YORK--(BUSINESS WIRE)--September 7, 2017--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2018 first quarter ended July 29, 2017.

Total sales for the first quarter were $853 million, declining 6.6% as compared to the prior year. Comparable store sales decreased 4.9%, as declines in non-book categories outpaced improved book trends during the quarter. The Company also experienced lower online and NOOK® sales during the quarter, which were impacted by the prior year eBook settlement and lower promotional activity.

The consolidated first quarter net loss improved to $10.8 million, or $0.15 per share, compared to a loss of $14.4 million, or $0.20 per share, in the prior year.

The consolidated first quarter operating loss of $15.2 million improved $6.2 million versus the prior year. Retail incurred an operating loss of $12.5 million, while NOOK incurred an operating loss of $2.7 million.

Consolidated first quarter EBITDA was $11.2 million, as compared to $9.6 million a year ago. NOOK generated EBITDA of $0.6 million, an $8.6 million improvement over the prior year on expense reductions. Retail EBITDA of $10.6 million decreased $7.0 million primarily due to the comparable store sales decline, somewhat mitigated by expense reductions.

“Our first quarter earnings results improved over the prior year, as we were able to mitigate the sales decline through expense reductions,” said Demos Parneros, Chief Executive Officer of Barnes & Noble, Inc. “We expect to improve our performance in the back-half of the year, which coupled with our focus on expense reduction, will enable us to achieve EBITDA of $180 million.”

Outlook

For fiscal year 2018, the Company continues to expect comparable bookstore sales to decline in the low single digits and full year consolidated EBITDA to be approximately $180 million.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, September 7, 2017, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report fiscal 2018 second quarter results on or about November 30, 2017.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE: BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 632 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4.5 million digital books in the US (www.nook.com), plus periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 29, 2017, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended
	July 29, 2017	July 30, 2016

Sales	$853,316	$913,882
Cost of sales and occupancy	599,835	636,343
Gross profit	253,481	277,539
Selling and administrative expenses	242,295	267,891
Depreciation and amortization	26,398	31,037
Operating loss	(15,212)	(21,389)
Interest expense, net	2,040	1,629
Loss before taxes	(17,252)	(23,018)
Income taxes	(6,474)	(8,602)
Net loss	$(10,778)	$(14,416)

Loss per common share:
Basic	$(0.15)	$(0.20)
Diluted	$(0.15)	$(0.20)

Weighted average common shares outstanding:
Basic	72,453	72,903
Diluted	72,453	72,903

Dividends declared per common share	$0.15	$0.15

Percentage of sales:
Sales	100.0%	100.0%
Cost of sales and occupancy	70.3%	69.6%
Gross profit	29.7%	30.4%
Selling and administrative expenses	28.4%	29.3%
Depreciation and amortization	3.1%	3.4%
Operating loss	-1.8%	-2.3%
Interest expense, net	0.2%	0.2%
Loss before taxes	-2.0%	-2.5%
Income taxes	-0.8%	-0.9%
Net loss	-1.3%	-1.6%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

		13 weeks ended	13 weeks ended
		July 29, 2017	July 30, 2016

Sales
	Retail	$830,036	$881,713
	NOOK	29,500	41,048
	Elimination	(6,220)	(8,879)
Total		$853,316	$913,882

Gross Profit
	Retail	$238,890	$258,287
	NOOK	14,591	19,252
Total		$253,481	$277,539

Selling and Administrative Expenses
	Retail	$228,321	$240,692
	NOOK	13,974	27,199
Total		$242,295	$267,891

EBITDA
	Retail	$10,569	$17,595
	NOOK	617	(7,947)
Total		$11,186	$9,648

Depreciation and Amortization
	Retail	$(23,079)	$(24,962)
	NOOK	(3,319)	(6,075)
Total		$(26,398)	$(31,037)

Operating Loss
	Retail	$(12,510)	$(7,367)
	NOOK	(2,702)	(14,022)
Total		$(15,212)	$(21,389)

Net Loss
	Operating loss	$(15,212)	$(21,389)
	Interest expense, net	(2,040)	(1,629)
	Income taxes	6,474	8,602
Total		$(10,778)	$(14,416)

Percentage of sales:

Gross Margin
	Retail	28.8%	29.3%
	NOOK	62.7%	59.8%
Total		29.7%	30.4%

Selling and Administrative Expenses
	Retail	27.5%	27.3%
	NOOK	60.0%	84.6%
Total		28.4%	29.3%

EBITDA
	Retail	1.3%	2.0%
	NOOK	2.7%	-24.7%
Total		1.3%	1.1%

Depreciation and Amortization
	Retail	-2.8%	-2.8%
	NOOK	-14.3%	-18.9%
Total		-3.1%	-3.4%

Operating Loss
	Retail	-1.5%	-0.8%
	NOOK	-11.6%	-43.6%
Total		-1.8%	-2.3%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 29, 2017	July 30, 2016

ASSETS
Current assets:
Cash and cash equivalents	$11,978	$14,279
Receivables, net	64,016	102,289
Merchandise inventories, net	950,658	988,172
Prepaid expenses and other current assets	110,314	118,588
Total current assets	1,136,966	1,223,328

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,069,981	1,052,576
Fixtures and equipment	1,625,127	1,578,172
	2,697,649	2,633,289
Less accumulated depreciation and amortization	2,427,178	2,343,382
Net property and equipment	270,471	289,907

Goodwill	207,381	211,276
Intangible assets, net	310,010	310,713
Other non-current assets	10,530	12,930
Total assets	$1,935,358	$2,048,154

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$511,226	$579,777
Accrued liabilities	265,400	307,374
Gift card liabilities	337,965	360,679
Total current liabilities	1,114,591	1,247,830

Long-term debt	84,100	64,600
Deferred taxes	83,785	54,290
Other long-term liabilities	97,099	111,341

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized;
112,092 and 111,416 shares issued, respectively	112	112
Additional paid-in capital	1,744,013	1,740,843
Accumulated other comprehensive income	315	198
Retained earnings	(67,131)	(50,007)
Treasury stock, at cost, 39,558 and 38,845 shares, respectively	(1,121,526)	(1,121,053)
Total Barnes & Noble, Inc. shareholders' equity	555,783	570,093
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$1,935,358	$2,048,154

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended
	July 29, 2017	July 30, 2016
Numerator for basic loss per share:
Net loss	$(10,778)	$(14,416)
Less allocation of dividends to participating securities	(11)	(203)
Net loss available to common shareholders	$(10,789)	$(14,619)

Numerator for diluted loss per share:
Net loss available to common shareholders	$(10,789)	$(14,619)

Denominator for basic and diluted loss per share:
Basic and diluted weighted average common shares	72,453	72,903

Loss per common share:
Basic	$(0.15)	$(0.20)
Diluted	$(0.15)	$(0.20)

BARNES & NOBLE, INC. AND SUBSIDIARIES
Non-GAAP Reconciliation & Forward-Looking Statement
(In millions)
(Unaudited)

Forward-Looking Fiscal 2018

EBITDA	$180
Depreciation and amortization	(100)
Operating income	$80

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, (212) 633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investor:
Barnes & Noble, Inc.
Andy Milevoj, (212) 633-3489
Vice President
Corporate Finance and Investor Relations
amilevoj@bn.com